As filed with the Securities and Exchange Commission on May 9, 1997.
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                          ____________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ___________________________

                                    KTI, INC.

             (Exact Name of Registrant as Specified in its Charter)


               New Jersey                         22-2665282
     (State or Other Jurisdiction of          (I.R.S. Employer
     Incorporation or Organization)            Identification No.)

                               7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY  07093
                    (Address of Principal Executive Offices)

                   KTI, INC. 401(K) SAVINGS & INVESTMENT PLAN
                            (Full Title of the Plan)

                             ROBERT E. WETZEL, ESQ.
                                    KTI, INC.
                               7000 BOULEVARD EAST
                          GUTTENBERG, NEW JERSEY  07093
                     (Name and Address of Agent For Service)

                                 (201) 854-7777
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                   Proposed              Proposed
       Title of               Amount                Maximum               Maximum
      Securities               to be               Offering              Aggregate             Amount of
         to be              Registered              Pricing              Offering            Registration
      Registered                                  Per Share*              Price*                  Fee



   Common Stock, no       200,000 Shares            $8.1875             $1,637,500              $497.00
       par value

* Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on May 7, 1997.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

          The following documents are incorporated by reference into this registration statement:

          (1) The Annual Report of KTI, Inc. (the "Company") on Form 10-K for the year ended December 31, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Certain provisions of the New Jersey Business Corporation Act provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute (N.J.S.A. 14A:3-5). Articles Sixth and Seventh of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by New Jersey law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guttenberg, State of New Jersey, on the 7th day of May, 1997.


                                   KTI, INC.



                                   By:  /s/ Nicholas Menonna, Jr.
                                        Nicholas Menonna, Jr.
                                        Chairman of the Board of Directors and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

          We, the undersigned officers and directors of KTI, Inc., hereby severally constitute Nicholas Mennona, Jr. and Martin J. Sergi and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said registration statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable KTI, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of May, 1997.

          Signature                          Title


/s/ Nicholas Menonna, Jr.               Chairman and Chief Executive Officer
Nicholas Menonna, Jr.                   (Principal Executive Officer)


/s/ Martin J. Sergi                     Vice Chairman, President, Chief
Martin J. Sergi                         Operating Officer,
                                        Chief Financial Officer, Treasurer, and
                                        Director
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)


/s/ Dibo Attar                          Director
Dibo Attar


/s/ Jack Polak                          Director
Jack Polak


/s/ Jeffrey R. Power                    Director
Jeffrey R. Power

/s/ Ross Pirasteh                       Director
Ross Pirasteh




                                  EXHIBIT INDEX


Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this registration statement.



Exhibit Number                     Description


     4.1       *         Restated Certificate of Incorporation of Registrant
                         (filed as an exhibit to Registrant's Form 8-K dated
                         March 13, 1995).

     4.2       *         By-laws of Registrant (filed as an exhibit to
                         Registrant's Form 10-K for the year ended December 31,
                         1996).

     5                   Opinion (including consent) of McDermott, Will & Emery

     23                  Consent of Ernst & Young